Exhibit 23.2

Oriental Rise Holdings Limited	September 1st, 2023

No. 48 Xianyu Road

Shuangcheng Town, Zherong County

Ningde City, Fujian Province

People’s Republic of China

Dear Oriental Rise Holdings Limited:

We, China Insights Industry Consultancy Limited of 10F, Block B, Jing’an International Center, 88 Puji Road, Jing’an District, Shanghai 200070, hereby consent to the filing with the Securities and Exchange Commission of a Registration Statement on Form F-1, and any amendments thereto (the “Registration Statement”) of Oriental Rise Holdings Limited, and any related prospectuses of our name, quotation and summarization of the CIC Report, and all references thereto. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

We further consent to the reference to our firm, under the caption “Industry” in the Registration Statement, as acting in the capacity of an author of independent industry publications.

Yours faithfully,

/s/ Glenn Hou
Name: Glenn Hou
Designation: Founding Partner
For and on behalf of China Insights Industry Consultancy Limited